(a)(6)
Form of
Quaker Investment Trust
Amendment No. 1 to Schedule A of the
Amended and Restated Declaration of Trust dated May 13, 2009
     AMENDMENT NO. 1 (“Amendment”) to Schedule A of the Amended and Restated Declaration of Trust (the “Trust Document”) dated May 13, 2009 of Quaker Investment Trust (the “Trust”), made as of the [  ] day of [    ], 20[09].
     WHEREAS, Section 6.2 of the Trust Document grants the Trustees the power, in their discretion from time to time and without shareholder approval, to authorize the creation of additional series’ of the Trust.
     NOW, THEREFORE, the Trust Document is hereby amended as follows:
Schedule A
Instrument Establishing and
Designating Series and Classes
     As required by Section 6.2 of the Amended and Restated Declaration of Trust dated May 13, 2009 (the “Trust Document”) of Quaker Investment Trust (the “Trust”), the following series and classes of the Trust have been established and designated by a majority of the Board of Trustees of the Trust.

Additional Rights and
Preference Not Included n
Series	Classes	the Trust Document
Quaker Strategic Growth Fund	Class A	None
Class C
Institutional Class

Quaker Capital Opportunities Fund	Class A	None
Class C
Institutional Class

Quaker Global Tactical Allocation Fund	Class A	None
Class C
Institutional Class

Quaker Small-Cap Growth Tactical Allocation Fund	Class A	None
Class C
Institutional Class

Quaker Mid-Cap Value Fund	Class A	None
Class C
Institutional Class

Quaker Small-Cap Value Fund	Class A	None
Class C
Institutional Class

Quaker Long-Short Tactical Allocation Fund	Class A	None
Class C
Institutional Class

Quaker Large-Cap Value Tactical Allocation Fund	Class A	None
Class C
Institutional Class

Quaker Event Arbitrage Fund	Class A	None
Class C
Institutional Class

(a)(6)
The foregoing amendment shall be effective on [    ], 20[09].
IN WITNESS WHEREOF, the undersigned have caused and presents this Amendment to be executed as of the day and year below.

Justin Brundage
Secretary

          Dated

Jeffry H. King, Sr.
Chairman, Chief Executive Officer and Trustee

Laurie Keyes
Treasurer and Trustee

Mark S. Singel
Trustee

Adrian A. Basora
Trustee

James R. Brinton
Trustee

Gary E. Shugrue
Trustee

Warren West
Trustee

Everett T. Keech
Trustee

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